UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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ITC HOLDINGS CORP.
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LETTER TO OUR SHAREHOLDERS

Joseph L. Welch — Chairman, President and Chief Executive Officer

As the latest chapter of ITC’s success story, 2015 was written on strong operational and financial performance, now a long-running theme since our inception in 2003. Last year we built on our outstanding track record of consistently delivering on our commitments to customers and investors as we continued to modernize the nation’s transmission infrastructure to the benefit of everyone we serve.

We began the year with an internal reorganization and executive changes designed to strengthen our pipeline of management talent and position the company for continued growth and performance. And that’s just what we saw in the months that followed.

On the operational side, our systems performed at top-tier levels yet again. Our METC system had the lowest outage count in its history, while both ITCTransmission and ITC Midwest had the second lowest outage counts in their respective histories. This stellar operational performance shows that the longer ITC owns a system and implements its best-in-class operations and maintenance plan, the better the systems perform. It is also worth noting that we executed our operational maintenance program under budget without compromising quality of service or safety, as evidenced by another solid safety record in 2015.

Since ITC’s inception, we have invested nearly $5.8 billion in our operating systems to modernize the grid, with tangible results. Last year alone, these capital investments totaled approximately $771 million. Most notably, we placed the Thumb Loop project at ITCTransmission into service during the first half of the year. The Thumb Loop is the largest project to date for ITC and serves as a prime example of the effectiveness of ITC’s planning process, which identified the transmission needed to facilitate Michigan’s renewable energy goals while also strengthening the regional transmission grid.

At our METC operating company, we completed construction of the new Morocco substation in the fourth quarter, which will provide a more stable and reliable source of energy in southeast Michigan upon the 2016 suspension of the Whiting coal-fired generation plant. As the country faces the retirement of scores of aging coal plants in the coming years, ITC remains committed to upgrading our vital transmission infrastructure in order to ensure continued reliability and security of the grid.

Similar to the Thumb Loop project in Michigan, our Multi-Value Projects within the Midcontinent Independent System Operator (MISO) portfolio at ITC Midwest are on track. Covering more than 200 miles through Iowa, Minnesota, Missouri and Wisconsin, these projects highlight the value of forward-thinking and collaborative planning among the state, the region and key partners while concurrently positioning ITC for future success in that region.

At ITC Great Plains, we began constructing our Elm Creek-Summit project in central Kansas in September in partnership with a local utility. The project will improve the reliability and efficiency of the grid and reduce congestion across the transmission network as our previous projects KETA and V-Plan have done in the state. We anticipate completing this project by the end of 2016.

In addition to our large regional projects, we continue on our perpetual mission of rebuilding, upgrading and maintaining the transmission systems that we acquired from 2003 to 2007. That’s been ITC’s calling card since our inception: efficiently transforming low performing systems into top-tier reliability success stories while building new transmission infrastructure to improve reliability, expand access to power markets and allow generating resources to interconnect to the grid, thereby lowering the overall cost of delivered energy to customers.

On the development front, we are pursuing regulated projects in the new competitive solicitation landscape under FERC Order 1000, along with non-traditional development opportunities. As regions look to bid out new projects through the Order 1000 process, ITC remains well positioned to successfully bid on projects both inside and outside of our existing regions. Regarding non-traditional projects, we continue to assess new opportunities in the robust transmission development landscape, both within the U.S. and beyond.

A good example of these efforts is the New Covert facility in southwest Michigan. ITC is finalizing construction and will own, operate and maintain transmission facilities connecting Tenaska’s New Covert power plant with the PJM Interconnection market. From a strategic perspective, this project offers a framework for similar opportunities under which generators can outsource the responsibility for transmission to ITC in order to focus on their core competencies.

From a financial perspective, we had another strong year with 2015 diluted operating EPS of $2.08, which was well within our guidance range, and marks the 9th consecutive year of double-digit annual operating diluted EPS growth. To that end, we continue to see double-digit earnings growth in the years to come as evidenced by our revised capital investment forecast at our regulated operating companies for 2016 through 2018. On the value return front, we continued to honor our commitments to shareholders by increasing the dividend by approximately 15% in August of 2015 and concluding our $115 million accelerated share repurchase program in November, effectively utilizing all of the Board-authorized share repurchases of $250 million initiated in 2014.

Together, these efforts highlight the operational and financial strength of the business, which we believe will continue to yield long-term benefits.

I took particular pride last August in ITC marking its 10th anniversary as a public company. As I reflect on our role as pioneers in modernizing electrical infrastructure in the U.S., and serving as the sole steward of FERC’s historical transmission policies for a considerable period, I am extremely proud of our results. Given the inherent risk in transmission investing, our ability to execute large, capital programs in a timely and cost-effective manner while minimizing our cost of capital is remarkable. This capability is noteworthy because we are providing value to customers while concurrently meeting the expectations of the investment community. These past achievements serve as a foundation for our future success. To that end, in light of significant volatility in 2015, driven by perceived regulatory and long-term growth uncertainty, our board of directors on November 30, 2015 commenced a review of ITC’s strategic alternatives. Concluding its review, the board announced on February 9, 2016 that ITC has agreed to be acquired by Fortis Inc.

We view Fortis as the ideal partner, which provides a large diversified infrastructure platform for ongoing, long-term investments in the grid. Fortis is a strong company with a great financial track record and a decentralized management style that is an ideal cultural fit with ITC. Fortis operates its subsidiaries as separate, stand-alone operating companies in each if its jurisdictions and is committed to retaining ITC’s management team to lead and operate the ITC business post-transaction. This will allow ITC to continue to build relationships with, and be responsive to, customers, regulators and local communities while availing the resources of a large utility company.

I am forever grateful for the hard work of the ITC employees in building this great company and look forward to a bright future of continued operational excellence supported by the Fortis platform. We also very much appreciate the longstanding support of our investors who will receive an attractive premium for their investment and will also benefit from the opportunity to participate in the upside of the combination, including future value creation and a growing dividend program. ITC employees and management are now writing the next chapter of our company’s success story to the benefit of everyone across the communities we serve.

Joseph L. Welch — Chairman, President and Chief Executive Officer

CAUTIONARY LANGUAGE CONCERNING FORWARD LOOKING STATEMENTS

This communication contains certain statements that describe the beliefs of management of ITC Holdings Corp. (the “Company”) concerning the proposed merger involving Fortis Inc. (“Fortis”) and the Company and the Company’s future business conditions, plans and prospects, growth opportunities and the outlook for the Company’s business and the electric transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, the Company has identified these forward-looking statements by words such as “will”, “may”, “anticipates”, “believes”, “intends”, “estimates”, “expects”, “projects” and similar phrases. These forward-looking statements are based upon assumptions the Company’s management believes are reasonable. Such forward-looking statements are subject to risks and uncertainties which could cause the Company’s actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among other things, (a) the risks and uncertainties disclosed in the Company’s annual report on Form 10-K and the Company’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) from time to time and (b) the following transactional factors (in addition to others described elsewhere in this document and in subsequent filings with the SEC): (i) risks inherent in the contemplated merger, including: (A) failure to obtain approval by the Company’s shareholders; (B) failure to obtain regulatory approvals necessary to consummate the merger or to obtain regulatory approvals on favorable terms; (C) delays in consummating the merger or the failure to consummate the merger; and (D) exceeding the expected costs of the merger; (ii) legislative and regulatory actions, and (iii) conditions of the capital markets during the periods covered by the forward-looking statements.

Because the Company’s forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond the Company’s control or are subject to change, actual results could be materially different and any or all of the Company’s forward-looking statements may turn out to be wrong. They speak only as of the date made and can be affected by assumptions the Company might make or by known or unknown risks and uncertainties. Many factors mentioned in this document and the exhibits hereto and in the Company’s annual and quarterly reports will be important in determining future results. Consequently, the Company cannot assure you that the Company’s expectations or forecasts expressed in such forward-looking statements will be achieved. Except as required by law, the Company undertakes no obligation to publicly update any of the Company’s forward-looking or other statements, whether as a result of new information, future events, or otherwise.

The merger is subject to certain conditions precedent, including regulatory approvals and approval of the Company’s shareholders.  The Company cannot provide any assurance that the proposed merger will be completed, nor can it give assurances as to the terms on which such merger will be consummated.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of ITC by Fortis. In connection with this proposed merger, Fortis will file or has filed, as applicable, with the SEC a registration statement on Form F-4 that will include or includes, as applicable, the proxy statement of ITC that also constitutes a prospectus of Fortis.  This communication is not a substitute for the proxy statement/prospectus or any other document ITC filed or to be filed with the SEC in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS OF ITC ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ITC, FORTIS, THE PROPOSED MERGER AND RELATED MATTERS.  The definitive proxy statement/prospectus will be mailed to shareholders of ITC. The proxy statement/prospectus and other documents relating to the proposed merger (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. The documents, when available, can also be obtained free of charge from ITC upon written request to ITC, Investor Relations, 27175 Energy Way, Novi, MI 48377 or by calling 248-946-3000.

PARTICIPANTS IN SOLICITATION

ITC and certain of its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders of ITC in connection with the proposed merger under the rules of the SEC.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in such solicitation in connection with the proposed merger will be set forth in the proxy statement if and when it is filed with the SEC.  Information about the directors and executive officers of ITC may be found (when available) in its 2015 Annual Report on Form 10-K, its Proxy Statement on Schedule 14A relating to its 2016 Annual Meeting of Shareholders and its Proxy Statement on Schedule 14A relating to its 2016 Special Meeting of Shareholders, in each case as filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.